UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14C INFORMATION

                                CURRENT REPORT

                          PURSUANT TO SECTION 14(C)
                                    of the
                        SECURITIES EXCHANGE ACT OF 1934

                      Date of Report February 17, 2004

                              Nexia Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                                    Nevada
        (State or other jurisdiction of incorporation or organization)


               33-22128D                              84-1062062
           (SEC File Number)             (IRS Employer Identification Number)

                         c/o, Richard D. Surber, President
                        268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                (801) 575-8073
               (Registrant's telephone number,including area code)


                      We Are Not Asking You For a Proxy
                                      AND
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Check the appropriate box:
      [   ] Preliminary Information Statement
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            14c-5(d)(2)
      [X]   Definitive Information Statement



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                             Nexia Holdings, Inc.
              268 West 400 South, #300, Salt Lake City, UT 84101
                                (801) 575-8073

To the Stockholders of Nexia Holdings, Inc.:

This Information Statement is furnished to the stockholders of Nexia Holdings, Inc., a Nevada corporation (Nexia), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the common stock of Nexia providing for an amendment of the Articles of Incorporation as follows:

      o Amendment to the Certificate of Incorporation increasing the number of authorized $0.001 par value shares of the Common Stock from 1,000,000,000 to 10,000,000,000. The number of preferred shares authorized will remain as currently authorized at 50,000,000.

Nexia is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on February 17, 2004 shall be given a copy of the Information Statement.

                       By Order of the Board of Directors

                                Richard Surber
                            /s/----------------------
                            Richard Surber, President


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This information statement is being furnished to all holders of the common stock of Nexia in connection with the Proposed Action by Written Consent to amend the Articles of Incorporation to increase the number of authorized common shares to 10,000,000,000.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Nexia Holdings, Inc., a Nevada Company ("Nexia"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the common stock of Nexia providing for the amendment of the Articles of Incorporation, which will provide for an increase in the number of authorized common shares to 10,000,000,000 and remove any statement of par value from the common stock.

The Board of Directors and persons owning a majority of the outstanding voting securities of Nexia have unanimously adopted, ratified and approved the proposed amendment of Nexia's Articles of Incorporation. No other votes are required or necessary. See the caption "Vote Required for Approval" below. The amendment will become effective upon final acceptance and filing with the Nevada Secretary of State's office.

The Form 10-QSB for quarterly period ended September 30, 2003, filed by Nexia with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commissions web site at www.sec.gov in the Edgar Archives. Nexia is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY
Nexia's Articles of Incorporation, as currently in effect, authorizes Nexia to issue up to 1,000,000,000 shares of common stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of Nexia. Upon the approval by the consenting shareholders holdings a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, Nexia will be authorized to issue 10,000,000,000 shares of common stock, no stated par value per share and 50,000,000 shares of preferred stock, $0.001 par value per share.
The Board of Directors believes that it is in Nexia's and Nexia's stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide Nexia with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose.
The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should Nexia decide to use its shares for one or more of such previously mentioned purposes or otherwise. Nexia reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.
The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of Nexia, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Nexia are then listed. Under Nexia's Articles, the Nexia stockholders do not have preemptive rights to subscribe to additional securities which may

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be issued by Nexia, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Nexia in order to maintain their proportionate ownership of Nexia's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Nexia by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Nexia and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Nexia stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Nexia's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Nexia's business. However, the Board of Directors is not aware of any attempt to take control of Nexia and the Board of Directors did not propose the increase in Nexia's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.


QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK AND THE AUTHORIZATION OF A CLASS OF PREFERRED STOCK

Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A. Our Board of Directors believes that the authorized shares of Common Stock remaining available for future issuance is not sufficient to enable Nexia to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nexia's business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by Nexia's Board in order to provide a sufficient reserve of such shares for the future growth and needs of Nexia.

The Board of Directors also believes the availability of additional shares of Common Stock will enable Nexia to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.


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Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO INCREASE THE NUMBER OF
COMMON SHARES?
A. The four members of the Board of Directors have approved the increase in the number of common shares as is in the best interest of Nexia and the best interest of the current shareholders of Nexia.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?
A. As a current shareholder of Nexia your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals. For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME? A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. To approve the proposal, the affirmative vote of a majority of the votes cast at the special meeting is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Nexia.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Richard Surber, President of Nexia, 268 West 400 South, #300,
Salt Lake City, Utah 84101 (801) 575-8073, ext. 106.

VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of Nexia have adopted, ratified and approved the change in the authorized shares of Nexia and submit the proposed changes to the shareholders for their approval. The securities that are entitled to vote to amend Nexia's Articles of Incorporation consist of issued and outstanding shares of Nexia's $0.001 par value common voting stock outstanding on February 17, 2004, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to Nexia's Certificate of Incorporation.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed restatement of the Articles of Incorporation.


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                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on February 17, 2004 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, Nexia had issued and outstanding 430,002,760 shares of $0.001 par value common stock. Shareholders and corporations holding a controlling interest equaling more than fifty percent (52%) of the $0.001 par value common stock of Nexia as of the record date, representing more than a majority of Nexia's outstanding common stock. The shareholders have consented to the action required to adopt the amendment of Nexia's Articles of Incorporation. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of Nexia's Common Stock, as of February 17, 2004 by (i) each person who is known by Nexia to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of Nexia's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:



                                                              AMOUNT &
    TITLE OF              NAME AND ADDRESS OF                 NATURE OF        PERCENT
     CLASS                  BENEFICIAL OWNER                 BENEFICIAL        OF CLASS
                                                              OWNERSHIP
---------------- --------------------------------         ------------------- ----------
  Common Stock      Richard Surber, President & Director    127,174,949(1,2)     29.57
($0.001 par value)   268 West 400 South, Suite 306
                       Salt Lake City, Utah 84101

  Common Stock              Axia Group, Inc.                 4,013,450(3)        0.93%
($0.001 par value)   268 West 400 South ,Suite 300             9,100,012         2.12%
                     Salt Lake City, Utah 84101(3)

  Common Stock         John E. Fry, Jr., Director             23,008,840         5.35%
($0.001 par value)         3619 Lakeview Road
                       Carson City, Nevada 89703

  Common Stock       Gerald Einhorn, VP & Director            13,300,000         3.09%
($0.001 par value)      268 West 400 South, #300
                       Salt Lake City, Utah 84101

  Common Stock        Adrienne Bernstein, Director            12,956,304         3.01%
($0.001 par value)      268 West 400 South, #300
                       Salt Lake City, Utah 84101

  Common Stock      Oasis International Hotel & Casino,Inc.   2,654,271(1)       0.62%
($0.001 par value)      268 West 400 South, #300
                       Salt Lake City, Utah 84101

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
  Common Stock          Hudson Consulting Group, Inc.         17,384,069(1)      4.04%
($0.001 par value)        268 West 400 South, #300
                         Salt Lake City, Utah 84101
  Common Stock   Directors and Executive Officers as a Group   190,771,137       44.36%
($0.001) par value

(1) The shares owned by Hudson Consulting Group, Inc., Oasis International Hotel & Casino, Inc., and Axia Group, Inc. are attributed beneficially to Richard D. Surber due to his position as an officer and director in each of the said corporations.
(2) Richard Surber may be deemed a beneficial owner of 127,174,949 shares of the Company's common stock by virtue of his position as an officer and director of Hudson Consulting Group, Inc. (17,384,069 shares), Axia Group, Inc. (4,013,450 shares) (9,100,012 shares), and Oasis International Hotel & Casino, Inc. (2,654,271 shares). Of the 110,593,573 common shares beneficially owned, Mr. Surber personally owns 94,023,147 shares. (3) Axia Group, Inc. holds 4,013,438 shares of the Company's common stock as a trustee for Axia shareholders entitled to these shares in the December 2002 distribution by Axia but for which shareholders a valid and current address could not be located.

As of February 17, 2004, Nexia had 430,002,760 shares of its common voting stock issued and outstanding.

                                     ITEM 5.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Nexia's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning Nexia Holdings, Inc. including its Form 10-KSB annual report for the year ended December 31, 2002 and quarterly reports on Form 10-QSB for the past two quarters, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.


                                    Dated: March 4, 2004


                                    By Order of the Board of Directors

                                    /s/ Richard Surber
                                    Richard Surber, President and Director



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Exhibit "A"

                                 STATE OF NEVADA
                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION

                              NEXIA HOLDINGS, INC.

      Nexia Holdings, Inc., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Nexia Holdings, Inc. resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and receiving the consent of a majority of the stockholders of said corporation in consent thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered " Fourth" so that, as amended, said Article shall be and read as follows:

      FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of ten billion (10,000,000,000) shares having no stated par value each, and (2) preferred stock in the amount of fifty million (50,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors from time to time thereafter may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance, thereof. There shall be no cumulative voting by shareholders.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the consent of a majority of the stockholders of said corporation was duly received and the necessary number of shares as required by statute consent to the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Nevada,

IN WITNESS WHEREOF, said corporation, Nexia Holdings, Inc. has caused this certificate to be signed by, Richard Surber, an Authorized Officer,
this        Day of                        , 2004.
    ------        -----------------------

    Richard Surber
/s/-------------------------------
Richard Surber, President, and Director



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